Exhibit 5.1
[Eagle Bancorp, Inc. Letterhead]
    November 8, 2024
Eagle Bancorp, Inc.,
    7830 Old Georgetown Road, Third Floor,
        Bethesda, Maryland 20814.

Ladies and Gentlemen:

    I am counsel to Eagle Bancorp, Inc., a Maryland corporation (the “Company”), for matters involving the laws of the State of Maryland relevant to the Company’s registration under the Securities Act of 1933 (the “Act”) of $77,665,000 principal amount of 10.00% Senior Notes due 2029 (the “Exchange Notes”) of , to be issued, in exchange for the Company’s notes of the same series, pursuant to the Indenture, dated as of September 30, 2024 (the “Indenture”), between the Company and Wilmington Trust, N.A., as trustee (the “Trustee”). I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:

1.The Company is validly existing under the laws of the State of Maryland.
2.The Company has corporate power and authority to create, issue and sell the Exchange Notes in the manner provided in the Registration Statement on Form S-4 relating to the Exchange Notes (the “Registration Statement”).
3.The Indenture has been duly authorized, executed and delivered by the Company.
4.The Exchange Notes have been duly authorized by the Company.
The foregoing opinion is limited to the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.
In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Exchange Notes.
I have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, an assumption which I have not independently verified.
    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of Exchange Notes” in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Scott Bernstein
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